UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          March 29, 2013

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:       (949) 480-8300

          Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

 Smartphone Technologies LLC, Optimum Power Solutions LLC, Data Engine Technologies LLC, Express Card Systems LLC, Digitech Image Technologies LLC, Intercarrier Communications LLC, Wireless Mobile Devices LLC, Cell and Network Selection LLC and Power Management Solutions LLC, all of which are subsidiaries of Acacia Research Corporation, have resolved their respective patent disputes with Apple Inc. The following legal proceedings have been or will be dismissed: Civil Action No. 4a O 82/12 pending in the German District Court Dusseldorf; Civil Action No. 3:11-cv-01509-WHA previously pending in the Federal District Court for the Northern District of California and currently on appeal to the Federal Circuit; Civil Action Nos. 6:12-cv-00697-LED and No. 6:13-cv-00136-LED currently pending in the United States District Court for Eastern District of Texas; Civil Action No. 8:12-cv-02125-MRW currently pending in the United States District Court for the Central District of California; and Civil Action No. 3:12-cv-00764-JAG currently pending in the United States District Court of the Eastern District of Virginia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: March 29, 2013	By:	/s/ Paul R. Ryan
Name: Paul R. Ryan
Title: Chief Executive Officer